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                                  EXHIBIT 5.0

                               POLLET & RICHARDSON
                                a Law Corporation
                              10900 Wilshire Blvd.
                                    Suite 500
                          Los Angeles, California 90024
                               Tel (310) 208-1182
                               Fax (310) 208-1154

                                                     October 15, 2001

U.S. Microbics, Inc.
5922-B Farnsworth Court
Carlsbad, California 92008

         Re:   Post Effective Amendment No. 1 Registration Statement Form SB-2
               ---------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for U.S. Microbics, Inc., a Colorado corporation ("U.S. Microbics"), in connection with the preparation of a Post Effective Amendment No. 1 Registration Statement on Form SB-2 filed by U.S. Microbics with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the public resale by certain selling shareholders (the "Selling Shareholders") of
(i) up to 19,940,270 shares of common stock, par value $.0001 per share ("Common Stock"), that may be issued to Swartz Private Equity LLC ("Swartz") pursuant to a certain Investment Agreement between U.S. Microbics and Swartz ("Investment Agreement") and upon exercise of warrants issued or to be issued to Swartz under the Investment Agreement (collectively, "Swartz Shares"), and (ii) up to 24,037 shares of Common Stock ("Brobeck Shares") that have been or will be issued to Brobeck Phleger & Harrison LLP ("Brobeck") for legal services pursuant to a letter agreement related thereto ("Brobeck Agreement"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

         In connection with rendering the opinion as set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) U.S. Microbics' Articles of Incorporation, as amended, (c) U.S. Microbics' Bylaws;
(d) the Investment Agreement; (e) the form of the warrants to be issued to Swartz, (f) the Brobeck Agreement, (g) certain records of U.S. Microbics' corporate proceedings as reflected in its minute books, and (h) such statutes, records and other documents as we have deemed relevant.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

         Based upon the foregoing, we are of the opinion (i) that upon issuance by the Company of shares of Swartz Shares in the manner and for the consideration contemplated in the Investment Agreement and, in the case of the Swartz Shares underlying the warrants to be issued to Swartz under the Investment Agreement, upon exercise of the warrants and payment of the respective exercise prices thereof to U.S. Microbics in accordance with their terms, that the Swartz Shares will be validly issued, fully paid and non-assessable, and (ii) that the Brobeck Shares that have been or will be issued, when issued in accordance with and for the consideration contemplated in the Brobeck Agreement, will be validly issued, fully paid and non-assessable. In addition, based upon the foregoing, we are of the opinion that the outstanding shares of Common Stock to be sold by the Selling Shareholders when issued will be validly issued and are fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.


                                        POLLET & RICHARDSON,
                                        A LAW CORPORATION

                                        By: /s/ Nimish P. Patel
                                            ---------------------------------
                                            Nimish P. Patel